Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Jay Brown, CFO
Fiona McKone, VP — Finance
Crown Castle International Corp.
713-570-3050
CROWN CASTLE INTERNATIONAL REPORTS
FOURTH QUARTER AND FULL YEAR 2010 RESULTS
January 26, 2011 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter and year ended December 31, 2010.
“We had an excellent fourth quarter and full year 2010, growing site rental revenue and recurring cash flow from 2009 to 2010, by 10% and 22%, respectively, reflecting the continued strong underlying growth in the business,” stated Ben Moreland, President and Chief Executive Officer. “Our U.S. services business also performed exceptionally well, with service revenues up 25%, compared to full year 2009. In addition to excellent financial results in 2010, we refinanced approximately $3.5 billion of debt, accomplishing our goal of refinancing our near-term debt into an appropriately laddered maturity structure. Further, during 2010, we closed our acquisition of NewPath Networks, one of the leading providers of distributed antenna systems networks, furthering our ability to extend wireless infrastructure to customers beyond those areas served by traditional towers, and broadening our service offering in this growing market. Finally, following the completion of our refinancing efforts, we resumed allocating investment capital in a way that we believe will maximize long-term recurring cash flow per share, including by purchasing our common shares, by increasing purchases of land beneath our towers, and through our acquisition of NewPath. In summary, I am very pleased with our 2010 accomplishments and am excited going into 2011 as growing consumer demand for mobile Internet drives the need for our customers to lease additional space on our towers.”

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CONSOLIDATED FINANCIAL RESULTS
Total revenue for the fourth quarter of 2010 increased 12% to $496.3 million from $443.5 million in the same period in 2009. Site rental revenue for the fourth quarter of 2010 increased $44.6 million, or 11%, to $447.2 million from $402.6 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $41.5 million, or 15%, to $325.5 million in the fourth quarter of 2010 from $284.0 million in the same period in 2009. Adjusted EBITDA for the fourth quarter of 2010 increased $47.9 million, or 18%, to $311.4 million from $263.5 million in the same period in 2009.
Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures increased 33% to $175.7 million for the fourth quarter of 2010, compared to $132.2 million in the fourth quarter of 2009. Diluted weighted average common shares outstanding was 288.0 million for the fourth quarter of 2010, compared to 290.5 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by diluted weighted average common shares outstanding, grew 33% to $0.61 in the fourth quarter of 2010, compared to $0.46 in the fourth quarter of 2009.
Net income attributable to CCIC stockholders was $40.9 million for the fourth quarter of 2010, compared to net income attributable to CCIC stockholders of $18.1 million for the same period in 2009. Net income attributable to CCIC stockholders after deduction of dividends on preferred stock was $35.7 million in the fourth quarter of 2010, compared to net income attributable to CCIC stockholders after deduction of dividends on preferred stock of $12.9 million for the same period in 2009. Net income attributable to CCIC common stockholders per common share was $0.12 for the fourth quarter of 2010, compared to net income attributable to CCIC common stockholders per common share of $0.04 in the fourth quarter 2009.
Site rental revenues for full year 2010 increased 10% to $1.70 billion, up $157.6 million from $1.54 billion for full year 2009. Site rental gross margin for full year 2010 increased 14% to $1.23 billion, up $147.0 million from $1.09 billion for full year 2009. Adjusted EBITDA for full year 2010 increased $158.6 million, or 16%, to $1.17 billion, up from $1.01 billion for full year 2009. Recurring cash flow increased $118.0 million, or 22%, from $539.3 million for full year 2009 to $657.3 million for full year 2010. Recurring cash flow per share increased 22% to $2.29 in full year 2010, compared to $1.88 for full year 2009.
Net loss attributable to CCIC stockholders was $310.9 million for full year 2010, inclusive of $286.4 million of losses on interest rate swaps and $138.4 million losses on the redemption of debt, compared to a net loss attributable to CCIC stockholders of $114.3 million for full year 2009, inclusive of $93.0 million of losses on interest rate swaps and $91.1 million losses on the redemption of debt. Net loss attributable to CCIC stockholders after deduction of dividends on preferred stock was $331.7 million for full year 2010, compared to a net loss attributable to CCIC stockholders after deduction of dividends on preferred stock of $135.1 million for full year 2009. Net loss attributable to CCIC common stockholders per common share was $1.16 for full year 2010, compared to a net loss attributable to CCIC common stockholders per common share of $0.47 for full year 2009.

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FINANCING AND INVESTING ACTIVITIES
During the fourth quarter of 2010, Crown Castle invested approximately $79.8 million in capital expenditures, comprised of $32.0 million of land purchases, $9.8 million of sustaining capital expenditures and $38.0 million of revenue generating capital expenditures, the latter consisting of $26.4 million on existing sites and $11.6 million on the construction of new sites.
Crown Castle spent $12.7 million during the fourth quarter to purchase its common shares at an average price of $42.42 per share. Diluted common shares outstanding at December 31, 2010 were 288.1 million. Since January 2003, Crown Castle has spent $2.4 billion to purchase approximately 92.6 million of its common shares and potential shares, at an average price of $25.65 per share.
In addition, during fourth quarter 2010, Crown Castle used $431.0 million of cash, including $157.0 million borrowed under its revolving credit facility, to settle all of its forward-starting interest rate swaps that were due to be settled during 2011. As of the end of the fourth quarter of 2010, Crown Castle is no longer a party to any forward-starting interest rate swaps.
Crown Castle had approximately $112.5 million in cash and cash equivalents (excluding restricted cash) and $243.0 million of availability under its revolving credit facility as of December 31, 2010.
“I am very pleased with our fourth quarter and full year results,” stated Jay Brown, Chief Financial Officer of Crown Castle. “As we look forward to our plans for 2011, I am excited about the anticipated growth in our business and the opportunity to make investments in activities we believe will maximize long-term recurring cash flow per share. For the full year 2011, we expect to produce approximately $730 million of recurring cash flow, of which we anticipate spending approximately $275 million on capital expenditures related to the purchase of land beneath our towers, the addition of tenants to our towers and the construction of new sites, including Distributed Antenna Systems. The remaining portion of the recurring cash flow represents approximately $115 million per quarter of cash flow that I expect will be available to invest in activities around our core business, including reducing common shares outstanding and acquisitions. I believe the combination of growth in our core business driven by wireless data deployments and the investment of our expected cash flow will continue to enhance long-term recurring cash flow per share.”

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In addition to the tables and information contained in this press release, Crown Castle will post supplemental information on its website at http://investor.crowncastle.com that will be discussed during its conference call tomorrow morning, Thursday January 27, 2010.
OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).
The following Outlook table is based on current expectations and assumptions and assumes a US dollar to Australian dollar exchange rate of 0.90 US dollars to 1.00 Australian dollar for first quarter 2011 and full year 2011 Outlook.
The following table sets forth Crown Castle’s current Outlook for the first quarter of 2011 and full year 2011:

(in millions, except per share amounts)	First Quarter 2011	Full Year 2011
Site rental revenues	$445 to $450	$1,815 to $1,835
Site rental cost of operations	$115 to $120	$470 to $490
Site rental gross margin	$328 to $333	$1,335 to $1,355
Adjusted EBITDA	$305 to $310	$1,248 to $1,268
Interest expense and amortization of deferred financing costs(a)(b)	$125 to $130	$499 to $509
Sustaining capital expenditures	$4 to $6	$20 to $25
Recurring cash flow	$173 to $178	$721 to $741
Net income (loss) after deduction of dividends on preferred stock	$7 to $33	$63 to $151
Net income (loss) per share — diluted(c)	$0.02 to $0.12	$0.22 to $0.53

(a)	Inclusive of approximately $26 million and $103 million, respectively, of non-cash expense.

(b)
Approximately $18 million and $72 million, respectively, of the total non-cash expense relates to the amortization of forward-starting interest rate swaps, all of which has been cash settled in prior periods.

(c)	Represents net income (loss) per common share, based on 288.1 million diluted shares outstanding as of December 31, 2010.

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CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, January 27, 2011, at 11:00 a.m. eastern time. The conference call may be accessed by dialing 480-629-9643 and asking for the Crown Castle call at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet by logging onto the web at http://investor.crowncastle.com. Any supplemental materials for the call will be posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:00 p.m. eastern time on Thursday, January 27, 2011, through 11:59 p.m. eastern time on Thursday, February 3, 2011, and may be accessed by dialing 303-590-3030 using access code 4396202. An audio archive will also be available on the company’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle owns, operates, and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.
Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, gains (losses) on purchases and redemptions of debt, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest and other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).
Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).
Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including other companies in the tower sector. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:
Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters and years ended December 31, 2010 and 2009 are computed as follows:

	For the Three Months Ended		For Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(in millions, except per share amounts)	2010	2009	2010	2009
Net income (loss)	$40.9	$18.7	$(311.3)	$(114.1)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	5.1	4.8	13.7	19.2
Acquisition and integration costs	1.0	—	2.1	—
Depreciation, amortization and accretion	137.3	133.5	540.8	529.7
Interest expense and amortization of deferred financing costs	125.9	118.9	490.3	445.9
Gains (losses) on purchases and redemption of debt	—	0.9	138.4	91.1
Net gain (loss) on interest rate swaps	(5.9)	(21.1)	286.4	93.0
Interest and other income (expense)	(0.6)	0.2	(1.6)	(5.4)
Benefit (provision) for income taxes	(4.2)	1.9	(26.8)	(76.4)
Stock-based compensation charges	11.9	5.7	40.0	30.3

Adjusted EBITDA	$311.4	$263.5	$1,171.9	$1,013.3

Less: Interest expense and amortization of deferred financing costs	125.9	118.9	490.3	445.9
Less: Sustaining capital expenditures	9.8	12.4	24.3	28.1

Recurring cash flow	$175.7	$132.2	$657.3	$539.3

Weighted average common shares outstanding — diluted	288.0	290.5	286.8	286.6
Recurring cash flow per share	$0.61	$0.46	$2.29	$1.88

Other Calculations:
Adjusted EBITDA and recurring cash flow for the quarter ending March 31, 2011 and the year ending December 31, 2011 are forecasted as follows:

	Q1 2011	Full Year 2011
(in millions)	Outlook	Outlook
Net income (loss)	$12 to $38	$84 to $172
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$3 to $6	$13 to $23
Gains (losses) on purchases and redemptions of debt	—	—
Depreciation, amortization and accretion	$135 to $140	$542 to $562
Acquisition and integration costs	$1 to $2	$1 to $3
Interest and other income (expense)	$(1) to $1	$(4) to $4
Interest expense and amortization of deferred financing costs(a)(b)	$125 to $130	$499 to $509
Benefit (provision) for income taxes	$0 to $3	$15 to $25
Stock-based compensation charges	$9 to $11	$30 to $38

Adjusted EBITDA	$305 to $310	$1,248 to $1,268

Less: Interest expense and amortization of deferred financing costs(a)(b)	$125 to $130	$499 to $509
Less: Sustaining capital expenditures	$4 to $6	$20 to $25

Recurring cash flow	$173 to $178	$721 to $741

(a)	Inclusive of approximately $26 million and $103 million, respectively, of non-cash expense.

(b)
Approximately $18 million and $72 million, respectively, of the total non-cash expense relates to the amortization of forward-starting interest rate swaps, all of which has been cash settled in prior periods.

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The components of interest expense and amortization of deferred financing costs are as follows:

	For the Three Months Ended
	December 31,	December 31,
(in millions)	2010	2009
Interest expense on debt obligations	$100.2	$101.1
Amortization of deferred financing costs	3.7	7.1
Amortization of discounts on long-term debt	3.8	3.6
Amortization of interest rate swaps	17.9	6.5
Other	0.3	0.5

	$125.9	$118.9

The components of interest expense and amortization of deferred financing costs are forecasted as follows:

	Q1 2011	Full Year 2011
(in millions)	Outlook	Outlook
Interest expense on debt obligations	$100 to $102	$397 to $402
Amortization of deferred financing costs	$3 to $4	$14 to $16
Amortization of discounts on long-term debt	$3 to $4	$15 to $17
Amortization of interest rate swaps	$17 to $20	$69 to $74
Other	$0 to $1	$1 to $3

	$125 to $130	$499 to $509

Debt balances and maturity dates as of December 31, 2010

(in millions)	Face Value	Final Maturity
Revolver	$157.0	September 2013
2007 Crown Castle Operating Company Term Loan	625.6	March 2014
9% Senior Notes Due 2015	866.9	January 2015
7.5% Senior Notes Due 2013	0.1	December 2013
7.75% Senior Secured Notes Due 2017	1,000.4	May 2017
7.125% Senior Notes Due 2019	500.0	November 2019
Senior Secured Notes, Series 2009-1(a)	233.1	Various
Senior Secured Tower Revenue Notes, Series 2010-1-2010-3(b)	1,900.0	Various
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(c)	1,550.0	Various
Capital Leases and Other Obligations	34.5	Various

Total Debt	$6,867.6
Less: Cash and Cash Equivalents(d)	112.5

Net Debt	$6,755.1

(a)
The 2009 Securitized Notes consist of $163.1 million of principal as of December 31, 2010 that amortizes during the period beginning January 2010 and ending in 2019, and $70.0 million of principal that amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes, Series 2010-1, 2010-2, and 2010-3 have principal amounts of $300.0 million, $350.0 million, and $1,250.0 million with anticipated repayment dates of 2015, 2017, and 2020, respectively.

(c)
The Senior Secured Tower Revenue Notes, Series 2010-4, 2010-5, and 2010-6 have principal amounts of $250.0 million, $300.0 million and $1,000.0 million with anticipated repayment dates of 2015, 2017 and 2020, respectively.

(d)	Excludes restricted cash.

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Sustaining capital expenditures for the quarters and years ended December 31, 2010 and December 31, 2009 is computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(in millions)	2010	2009	2010	2009
Capital Expenditures	$79.8	$62.2	$228.1	$173.5
Less: Revenue enhancing on existing sites	26.4	27.3	73.9	101.3
Less: Land purchases	32.0	19.4	109.1	25.5
Less: New site construction	11.6	3.2	20.7	18.7

Sustaining capital expenditures	$9.8	$12.4	$24.3	$28.1

Site rental gross margin for the quarter ending March 31, 2011 and for the year ending December 31, 2011 is forecasted as follows:

	Q1 2011	Full Year 2011
(in millions)	Outlook	Outlook
Site rental revenue	$445 to $450	$1,815 to $1,835
Less: Site rental cost of operations	$115 to $120	$470 to $490

Site rental gross margin	$328 to $333	$1,335 to $1,355

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) demand for wireless infrastructure and our sites and towers, (ii) wireless data and network deployments and the demand for mobile Internet and data services, (iii) the growth of our business, (iv) our investments of cash from cash flows and other sources, including the availability and type of investments and the impact and return on our investments, (v) currency exchange rates, (vi) site rental revenues, (vii) site rental cost of operations, (viii) site rental gross margin, (ix) Adjusted EBITDA, (x) interest expense and amortization of deferred financing costs, (xi) capital expenditures, including sustaining capital expenditures, (xii) recurring cash flow, including on a per share basis, (xiii) net income (loss), including on a per share basis, and (xiv) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:
•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.
•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of, or network sharing among, any of our limited number of customers may materially decrease revenues and reduce demand for our towers and network services.

•	Consolidation among our customers may result in duplicate or overlapping parts of networks, which may result in a reduction of sites and have a negative effect on revenues and cash flows.
•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

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•	A wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.
•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer leases.

•	New technologies may significantly reduce demand for our towers and negatively impact our revenues.
•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	If we fail to retain rights to the land under our towers, our business may be adversely affected.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.
•
If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	112,531	$766,146
Restricted cash	221,015	213,514
Receivables, net	59,912	44,431
Deferred income tax assets	59,098	76,089
Prepaid expenses, deferred site rental receivables and other current assets, net	92,589	95,853

Total current assets	545,145	1,196,033
Property and equipment, net	4,893,651	4,895,983
Goodwill	2,029,296	1,984,804
Other intangible assets, net	2,313,929	2,405,422
Deferred site rental receivables, long-term prepaid rent, deferred financing costs and other assets, net	687,508	474,364

	$10,469,529	$10,956,606

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$204,877	$197,139
Deferred revenues	202,123	179,649
Interest rate swaps	5,198	160,121
Short-term debt, current maturities of debt and other obligations	28,687	217,196

Total current liabilities	440,885	754,105
Debt and other long-term obligations	6,750,207	6,361,954
Deferred income tax liabilities	66,686	74,117
Deferred ground lease payable, interest rate swaps and other liabilities	450,176	514,691

Total liabilities	7,707,954	7,704,867
Redeemable preferred stock	316,581	315,654
CCIC Stockholders’ equity	2,445,373	2,936,241
Noncontrolling interest	(379)	(156)

Total equity	2,444,994	2,936,085

	$10,469,529	$10,956,606

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net revenues:
Site rental	$447,179	$402,615	$1,700,761	$1,543,192
Network services and other	49,135	40,929	177,897	142,215

Total net revenues	496,314	443,544	1,878,658	1,685,407

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	121,683	118,581	467,136	456,560
Network services and other	31,251	28,125	114,241	92,808

Total costs of operations	152,934	146,706	581,377	549,368

General and administrative	43,908	39,103	165,356	153,072
Asset write-down charges	5,099	4,778	13,687	19,237
Acquisition and integration costs	962	—	2,102	—
Depreciation, amortization and accretion	137,259	133,503	540,771	529,739

Operating income (loss)	156,152	119,454	575,365	433,991
Interest expense and amortization of deferred financing costs	(125,947)	(118,876)	(490,269)	(445,882)
Gains (losses) on purchases and redemptions of debt	—	(905)	(138,367)	(91,079)
Net gain (loss) on interest rate swaps	5,860	21,094	(286,435)	(92,966)
Interest and other income (expense)	616	(159)	1,601	5,413

Income (loss) before income taxes	36,681	20,608	(338,105)	(190,523)
Benefit (provision) for income taxes	4,224	(1,876)	26,846	76,400

Net income (loss)	40,905	18,732	(311,259)	(114,123)
Less: Net income (loss) attributable to the noncontrolling interest	32	584	(319)	209

Net income (loss) attributable to CCIC stockholders	40,873	18,148	(310,940)	(114,332)
Dividends on preferred stock	(5,202)	(5,202)	(20,806)	(20,806)

Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$35,671	$12,946	$(331,746)	$(135,138)

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock, per common share:
Basic	$0.12	$0.04	$(1.16)	$(0.47)
Diluted	$0.12	$0.04	$(1.16)	$(0.47)

Weighted average common shares outstanding (in thousands):
Basic	286,406	287,421	286,764	286,622
Diluted	288,000	290,470	286,764	286,622

Adjusted EBITDA	$311,417	$263,465	$1,171,890	$1,013,272

Stock-based compensation expenses:
Site rental cost of operations	$330	$267	1,131	967
Network services and other cost of operations	472	314	1,568	1,207
General and administrative	11,143	5,149	37,266	28,131

Total	$11,945	$5,730	$39,965	$30,305

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(311,259)	$(114,123)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	540,771	529,739
Gains (losses) on purchases and redemptions of long-term debt	138,367	91,079
Amortization of deferred financing costs and other non-cash interest	85,454	61,357
Stock-based compensation expense	36,540	29,225
Asset write-down charges	13,687	19,237
Deferred income tax benefit (provision)	(26,196)	(74,410)
Income (expense) from forward-starting interest rate swaps	286,435	90,302
Other adjustments, net	857	821
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	36,429	60,319
Decrease (increase) in assets	(197,655)	(122,290)

Net cash provided by (used for) operating activities	603,430	571,256

Cash flows from investing activities:
Proceeds from disposition of property and equipment	3,092	3,988
Payments for acquisitions (net of cash acquired) of businesses	(139,158)	(2,598)
Capital expenditures	(228,058)	(173,535)
Payments for investments and other	(26,825)	—

Net cash provided by (used for) investing activities	(390,949)	(172,145)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,450,000	2,726,348
Proceeds from issuance of capital stock	18,731	45,049
Principal payments on long-term debt and other long-term obligations	(26,397)	(6,500)
Purchases and redemptions of long-term debt	(3,541,312)	(2,191,719)
Purchases of capital stock	(159,640)	(3,003)
Borrowings under revolving credit agreements	157,000	50,000
Payments under revolving credit agreements	—	(219,400)
Payments for financing costs	(59,259)	(67,760)
Payments for forward-starting interest rate swap settlements	(697,821)	(36,670)
Net decrease (increase) in restricted cash	11,953	(62,071)
Dividends on preferred stock	(19,879)	(19,878)

Net cash provided by (used for) financing activities	(866,624)	214,396

Effect of exchange rate changes on cash	528	(2,580)
Net increase (decrease) in cash and cash equivalents	(653,615)	610,927
Cash and cash equivalents at beginning of period	766,146	155,219

Cash and cash equivalents at end of period	$112,531	$766,146

Supplemental disclosure of cash flow information:
Interest paid	$409,293	$331,681
Income taxes paid (refund)	(5,935)	5,597

CCI FACT SHEET Q4 2009 to Q4 2010
dollars in millions

	Q4 ’09		Q4 ’10		% Change
CCUSA
Site Rental Revenues	$381.1		$421.9		11%
Ending Sites	22,365		22,249		-1%

CCAL
Site Rental Revenues	$21.5		$25.3		18%
Ending Sites	1,592		1,596		0%

TOTAL CCIC
Site Rental Revenues	$402.6		$447.2		11%
Ending Sites	23,957		23,845		0%

Ending Cash and Cash Equivalents	$766.1	*	$112.5	*

Total Face Value of Debt	$6,690.6		$6,867.6

Net Leverage Ratios (1)
Net Debt / EBITDA	5.6X		5.4X
Last Quarter Annualized Adjusted EBITDA	$1,053.9		$1,245.7

*	Excludes Restricted Cash

(1)	Based on Face Values

Note:	Components may not sum to total due to rounding.

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
(dollars in millions)

	Quarter Ended 3/31/10			Quarter Ended 6/30/10			Quarter Ended 9/30/10			Quarter Ended 12/31/10
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$384.0	$22.8	$406.9	$388.0	$21.7	$409.6	$414.3	$22.8	$437.1	$421.9	$25.3	$447.2
Services	34.8	2.6	37.5	44.3	2.2	46.5	42.5	2.3	44.8	46.4	2.7	49.1

Total Revenues	418.9	25.4	444.3	432.2	23.9	456.1	456.8	25.1	481.9	468.3	28.0	496.3

Operating Expenses
Site Rental	107.0	6.7	118.6	108.7	6.8	115.5	109.0	7.3	116.2	113.2	8.5	$121.7
Services	24.3	2.0	26.3	28.5	1.4	29.9	25.2	1.6	26.8	29.7	1.6	31.3

Total Operating Expenses	131.3	8.7	140.1	137.2	8.2	145.4	134.2	8.8	143.0	142.8	10.1	152.9

General & Administrative	35.0	4.5	39.5	36.9	3.7	40.6	37.5	3.9	41.4	39.0	4.9	43.9

Add: Stock-Based Compensation	8.3	1.2	9.4	9.9	0.0	9.9	8.0	0.6	8.7	10.4	1.6	11.9

Adjusted EBITDA	$260.9	$13.4	$274.3	$268.1	$12.0	$280.1	$293.2	$12.9	$306.1	$296.8	$14.6	$311.4

	Quarter Ended 3/31/10			Quarter Ended 6/30/10			Quarter Ended 9/30/10			Quarter Ended 12/31/10
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	72%	71%	72%	72%	69%	72%	74%	68%	73%	73%	66%	73%
Services	30%	23%	30%	36%	36%	36%	41%	31%	40%	36%	42%	36%

Adjusted EBITDA Margin	62%	53%	62%	62%	50%	61%	64%	52%	64%	63%	52%	63%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(dollars in millions)

	Quarter Ended
	3/31/2010	6/30/2010	9/30/2010	12/31/2010
Net income (loss)	$(119.4)	$(97.6)	$(135.2)	$40.9
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	1.6	2.6	4.4	5.1
Acquisition and integration costs	0.0	0.3	0.9	1.0
Depreciation, amortization and accretion	132.9	134.4	136.2	137.3
Gains (losses) on purchases and redemptions of debt	66.4	0.0	71.9	0.0
Interest and other income (expense)	(0.4)	0.2	(0.8)	(0.6)
Net gain (loss) on interest rate swaps	73.3	114.6	104.4	(5.9)
Interest expense, amortization of deferred financing costs	120.8	120.3	123.2	125.9
Benefit (provision) for income taxes	(10.3)	(4.7)	(7.6)	(4.2)
Stock-based compensation	9.4	9.9	8.7	11.9

Adjusted EBITDA	$274.3	$280.1	$306.1	$311.4

Note:	Components may not sum to total due to rounding.